Exhibit 32
SECTION 1350 CERTIFICATIONS*
In connection with the Quarterly Report on Form 10-Q of The Scotts Miracle-Gro Company (the “Company”) for the fiscal quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned James Hagedorn, Chief Executive Officer and Chairman of the Board of the Company, and Thomas Randal Coleman, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

/s/ JAMES HAGEDORN	/s/ THOMAS RANDAL COLEMAN
Printed Name: James Hagedorn	Printed Name: Thomas Randal Coleman
Title: Chief Executive Officer and Chairman of the Board	Title: Executive Vice President and Chief Financial Officer

May 9, 2018	May 9, 2018

*
THESE CERTIFICATIONS ARE BEING FURNISHED AS REQUIRED BY RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE, AND SHALL NOT BE DEEMED “FILED” FOR PURPOSES OF SECTION 18 OF THE EXCHANGE ACT OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION. THESE CERTIFICATIONS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THESE CERTIFICATIONS BY REFERENCE.